EQUITY OIL COMPANY

                   P.O. BOX 959 SALT LAKE CITY, UT 84110-0959


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of Equity Oil Company will be held at the Company's executive office, Suite 806, 10 West Third South, Salt Lake City, Utah, 84101, on the 8th day of May, 1996 at 2:00 p.m., to consider and act upon the following matters:

     1. To elect two directors to hold office for three years and until the Annual Meeting of Stockholders in 1999 or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 22, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. The transfer books will not be closed. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy in the return envelope at your earliest convenience.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                          CLAY NEWTON, Secretary


                                PROXY STATEMENT

     This Proxy Statement is furnished to Stockholders of Equity Oil Company in connection with the solicitation of proxies by the Board of Directors of the Company to be used in voting at the Annual Meeting of Stockholders to be held May 8, 1996, at 2:00 p.m. at the Company's executive offices, Suite 806, 10 West Third South, Salt Lake City, Utah, or at any adjournment of said meeting. The Company's Annual Report is enclosed in the envelope. The approximate date on which the Proxy Statement and the form of Proxy will be first sent to Stockholders is April 1, 1996. The shares represented by valid proxies will, if received by the Company in time for the meeting, be voted as authorized by such proxies. If no instructions are given, the Shareholders' shares will be voted in favor of the Directors named, and upon such other business as may properly come before the meeting and any adjournment thereof. Each proxy is revocable at any time before it is voted. Only holders of common stock of record at the close of business on March 22, 1996 will be entitled to vote at the Meeting of Stockholders. On that date, the Company had issued and outstanding 12,717,600 shares of common stock, par value $1.00, which is the only class of securities of the Company. All outstanding shares of said stock are entitled to vote. Each shareholder of record entitled to vote shall have one vote for each share of stock standing in the shareholders' name on the books of the Company, except that for the election of directors, each shareholder shall have the right to vote all such shareholders' votes for as many persons as there are directors to be elected and for whose election such shareholder has the right to vote. Cumulative voting is not allowed under the Restated Articles of Incorporation of the Company.

                            EXPENSES OF SOLICITATION

     The expense of soliciting proxies, including costs of preparing, assembling and mailing of the notice, proxy, and proxy statement will be paid by the Company. The Company has engaged D. F. King & Co., Inc., New York, to assist in the soliciting of proxies from brokerage firms and others, and for forwarding the soliciting materials to beneficial owners of stock. It is estimated that up to $5,000 will be incurred by the Company in connection with the solicitation. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone by officers and directors of the Company.

                         ITEM 1. ELECTION OF DIRECTORS

     The Restated Articles of Incorporation of Equity Oil Company divide the Board of Directors into three classes with staggered terms of three years. Accordingly, two directors of the Company are to be elected at the upcoming Annual Meeting, each to hold office for three (3) years or until 1999. The proxies solicited in connection with this proxy statement cannot be voted for a greater number than two directors. Mr. Buzarde is presently a director of the Company. Information concerning the director nominees to be elected at the Annual Meeting and the continuing directors and officers is listed below.



                                                                       Served as
Names, Principal Occupations During the Past Five Years, and         Director
Selected Other Information Concerning Nominees for Director           Since
------------------------------------------------------------         ----------


 L.E. BUZARDE, JR. Age - 63                                            1993

     Director  Chairman and Chief Executive  Officer of Star
Oil and Gas Inc. Mr. Buzarde has extensive experience in domestic and international oil and gas operations.

P.J. "JACK" BERNHISEL    Age - 48

     President, owner, and General Manager, European Marble & Granite Company, 1993 to present. Senior Vice President - Law and Finance for Kennecott Corporation, 1986 - 1993. Also served as interim Chairman of Nerco, Inc. Mr. Bernhisel has extensive experience in oil and gas finance, law, strategy, and administration, and is an attorney and Certified Public Accountant.



     It is intended that the shares represented by the enclosed proxy will be voted for the election of the above named nominees, L. E. Buzarde, Jr. and P.J. "Jack" Bernhisel. In the event that any nominee for director should be unavailable or unable to serve, which is not anticipated, it is intended that such shares shall be voted for such substitute nominee as may be selected by the Board of Directors.

                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS


                                                             Served       Term
                                                             Since      Expires
                                                             ------     -------

PAUL M.  DOUGAN   Age - 58
Director                                                      1992        1998
President and Chief Executive Officer, Equity Oil Company     1994
President and Director, Symskaya Exploration, Inc.

Mr. Dougan acted as Corporate Secretary from 1968 until
his   appointment   as  President  in  January,   1994.
Director, Leucadia National Corporation.

DOUGLAS W. BRANDRUP  Age - 55
Director                                                      1975        1998
Chairman  of the  Board of  Directors                         1995
Senior  Partner,  Griggs Baldwin & Baldwin
Attorney at Law - New York City, New York
Director, 3-D Geophysical, Inc.

JOSEPH C. BENNETT  Age - 63
Director                                                      1995        1998
Self-employed.  Mining  and oil  and  gas  investments.
Director,  Coeur d'Alene Mines  Corporation and Paragon
Petroleum Limited.

DAVID W. ALLEN  Age - 70
Director                                                      1972        1997
Retired; formerly independent insurance agent.

WILLIAM D. FORSTER  Age - 49
Director                                                      1994        1997
Private investment banker; Chairman and CEO, W. Forster
& Co, Inc. Managing Partner, Stonington Partners Group,
New York. Director, Fortune Petroleum Corporation

CLAY NEWTON  Age - 38
Corporate Secretary and Treasurer, Equity Oil Company         1991
Director and Treasurer, Symskaya Exploration, Inc.



                          OTHER SIGNIFICANT EMPLOYEES

JAMES B. LARSON  Age - 34
Manager - Operations

     Mr. Larson, a registered petroleum engineer, has served as Manager - Operations since 1994. He has been employed by the Company for over 10 years.

DAVID M. SEERY  Age - 41
Manager - Land and Denver Exploration Office

     Mr. Seery has served as Manager - Land since 1994, and Manager - Denver Exploration Office since the beginning of 1995. Mr. Seery has been employed by the Company for over 10 years.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                Amount and
                                                Nature of
Title of                                        Beneficial             Percent
Class          Name                             Ownership              of Class
--------------------------------------------------------------------------------
Common        1Paul M. Dougan                    478,276                  3.7
               President, Chief Executive Officer
               and Director

              2Douglas W. Brandrup               231,000                  1.8
               Chairman of the Board of Directors
               and Director

               David W. Allen                    190,950                  1.5
               Director

               Joseph C. Bennett                   3,000                    -
               Director

               William D. Forster                 14,000                    -
               Director

               L.E. Buzarde, Jr.                   9,000                    -
               Director Nominee

               P.J. "Jack" Bernhisel               5,700                    -
               Director Nominee

              3Clay Newton                        64,500                   .5
               Corporate Secretary and
               Chief Financial Officer

              4Total Ownership of Directors      996,526                  7.7
               and Executive Officers as a Group


     1 The calculation of beneficial ownership includes 249,000 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date; 76,676 shares owned by Mr. Dougan's wife and 31,206 shares held in a Family Limited Partnership of which Mr. Dougan is the general partner. The calculation does not include 3,470 shares for which Mr. Dougan's wife acts as trustee and 309,236 shares owned by Mr. Dougan's married daughters over which Mr. Dougan has no voting power and concerning which he is not the beneficial owner.

     2 The calculation of beneficial ownership includes 176,000 shares concerning which Mr. Brandrup disclaims any beneficial ownership, consisting of 185,500 shares owned by various trusts for which Mr. Brandrup acts as trustee and has shared voting and investment power, and 26,500 shares owned by Mr. Brandrup's wife and children.

     3 The calculation of beneficial ownership includes 63,000 shares subject to outstanding options that were exercisable at the table date or withing 60 days of such date.

     4 The calculation of beneficial ownership includes 312,000 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers and persons who own more than ten (10%) percent of the registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than ten (10%) percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required for the fiscal year ending December 31, 1995, all other
Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten (10%) percent beneficial owners were complied with.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has an Audit, Compensation, and Nominating Committee. The Audit Committee reviews internal and external reporting of the Company, the scope of the independent audit and any comments by the independent auditors regarding internal controls and accounting procedures, and further considers management's response to any such comments. The Audit Committee consists of Mirvin D. Borthick, L.E. Buzarde, Jr., and William D. Forster. The Audit Committee met once in 1995 to review the work of the independent auditors.

     The Compensation Committee evaluates management's performance, reviews and establishes compensation levels for the Company's executive officers, administers the Company's cash bonus and incentive stock option plans, and considers other related matters concerning management motivation and compensation. The Committee consists solely of outside directors. The members of the Committee are Douglas W. Brandrup, David W. Allen, Mirvin D. Borthick, Joseph C. Bennett, L.E. Buzarde, Jr., and William D. Forster. The Committee met twice in 1995.

     The nominating committee interviews, nominates and recommends individuals for membership on the Company's board of directors. The entire Board of Directors acts as a nominating committee. By February 1 of each year, candidates are nominated for directorships to be filled. Candidates can be suggested by board members or stockholders. There is no specific procedure to be followed by security holders in submitting recommendations to the board. In selecting a candidate, consideration is given to the skills and characterisitics required of board members in the context of the current makeup of the board and business of the Company.

     The Board of Directors held seven meetings in 1995. No director attended less than 75% of the meetings.

COMPENSATION OF DIRECTORS

     Non-Employee Directors were each paid a retainer fee in the amount of $4,000 on December 31, 1995. In addition, fees of $500 were paid for each of the regular meetings attended in 1995. Each non-employee director was granted 2,000 shares of the Company's common stock as additional compensation, as provided for under the 1993 Incentive Stock Option Plan. The Chairman of the Board receives additional fees of $2,000 per month.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following information is furnished for the years ended December 31, 1995 1994 and 1993 respectively, for the Company's President and Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus exceeded $100,000 during 1995.



                                                                            Long Term Compensation
                                   -------Annual Compensation------   ----------Awards---------  ---Pay outs---
                                                        Other Annual   Restricted   Options/                          All Other
Name and Principal  Position Year Salary($)  Bonus($)  Compensation Stock Awards
SAR's(1)(#) LTIP Payouts($) Compensation(2)($)
---------------------------  ----  ---------  --------  ------------  ------------  -----------  ---------------  ------------------
Paul M. Dougan(3)(4)        1995    $200,000   $80,000            -            -      35,000                 -          $31,148
   President and            1994    $175,000   $35,000            -            -      70,000                 -          $26,250
   Chief Executive Officer  1993    $145,000         -            -            -      68,000                 -          $22,387

Clay Newton(4)              1995    $ 87,000   $34,800            -            -       9,000                 -          $14,198
   Corporate Secretary and  1994    $ 80,000   $16,000            -            -      18,000                 -          $12,622
   Chief Financial Officer  1993    $ 72,000         -            -            -      10,000                 -          $11,422



NOTES

(1) Does not include SARs as follows:  (I) Mr. Dougan  25,000;  (ii) Mr. Newton,
3,000; SARs are issued in tandem with non-qualified options, either of which, but not both, may be exercised. See Options Granted table for more information.

(2) The amounts shown in this column for the last fiscal year include the following: (I) Mr. Dougan, $22,500 - annual Company contribution to the defined contribution plan (DCP), $7,500 - contribution to a supplemental retirement plan, $1,148 - Company paid term life insurance premiums; (ii) Mr. Newton, $13,050 - annual Company contribution to the DCP,$1,148 - Company paid term life insurance premiums.

(3) Mr. Dougan served as Corporate Secretary until January 10, 1994, at which time he assumed the office of President and Chief Executive Officer.

(4) Bonus amounts shown are those earned for the year indicated.

                            OPTIONS GRANTED IN 1995

     The following information is furnished for the year ended December 31, 1995 for the Company's named executive officers for stock options granted in 1995.


                                                                                                             Potential
                                                                                                          Realizable Value
                                                                                                       at Assumed Annual Rates
                                                                                                     of Stock Price Appreciation
                                                                Individual Grants                          for Option Term
------------------------------------------------------------------------------------------           ---------------------------
                                             % of Total
                                            Options/SAR's
                           Options/         Granted to      Exercise or
                         SAR's Granted     Employees in      Base Price      Expiration
Name                         (#)            Fiscal Year         ($/Sh)           Date                    5% ($)         10% ($)
------                     ---------          ------           -------      ---------                  ----------     ----------

Paul M. Dougan(4)..........(1)10,000          16.5%            $3.6250      2/22/2005                    $95,698        $152,382
                           (2)25,000          61.0%            $3.6250      2/22/2005                   $239,244        $380,956
                           (3)25,000          61.0%            $3.6250      2/22/2005                   $239,244        $380,956

Clay Newton..............   (1)6,000           9.9%            $3.6250      2/22/2005                    $57,419         $91,429
                            (2)3,000           7.3%            $3.6250      2/22/2005                    $28,709         $45,715
                            (3)3,000           7.3%            $3.6250      2/22/2005                    $28,709         $45,715


(1) Options granted under the Company's Incentive Stock Option Plan. Under the terms of the Plan, options are 10 year options with vesting periods ranging from 1 to 6 years, generally terminating 3 months following an optionee's death or retirement.

(2) Non-qualified stock options granted under the Company's Incentive Stock Option Plan. Under the terms of the Plan, these are 10 year options with vesting periods ranging from 1 to 6 years, generally expiring 3 years following an optionee's retirement.

(3) SARs issued in tandem with non-qualified options above, either of which, but not both, may be exercised.

(4) Mr. Dougan served as Corporate Secretary until January 10, 1994, at which time he assumed the office of President and Chief Executive Officer.


            AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END VALUES

                                                                                       Number of              Value of Unexercised
                                                                                 Unexercised Options/         In-The-Money Options/
                                        Shares                                      SARs at FY-End               SARs at FY-End
                                      Acquired on               Value              (#)Exercisable/              ($)Exercisable/
Name                                  Exercise (#)           Realized ($)           Unexercisable                Unexercisable
------                                ------------           ------------        ------------------             ------------------

Paul M. Dougan(4)..................         -                      -              (1)124,000/10,000              $186,610/$22,500
                                                                                  (2) 90,000/25,000              $173,750/$56,250
                                                                                  (3) 45,000/25,000              $ 86,875/$56,250

Clay Newton........................         -                      -              (1) 34,400/19,600              $ 43,475/$35,150
                                                                                  (2)  1,200/ 7,800              $  1,950/$14,550
                                                                                  (3)    600/ 5,400              $    975/$10,650

(1) Options granted under the Company's Incentive Stock Option Plan. Under the terms of the Plan, options are 10 year options with vesting periods ranging from 1 to 6 years, generally terminating 3 months following an optionee's death or retirement.

(2) Non-qualified stock options granted under the Company's Incentive Stock Option Plan. Under the terms of the Plan, these are 10 year options with vesting periods ranging from 1 to 6 years, generally expiring 3 years following an optionee's retirement.

(3) SARs issued in tandem with non-qualified options above, either of which, but not both, may be exercised.

(4) Mr. Dougan served as Corporate Secretary until January 10, 1994, at which time he assumed the office of President and Chief Executive Officer.


                      REPORT OF THE COMPENSATION COMMITTEE


COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company is in the oil and gas exploration and production business, an industry characterized by unpredictable revenues resulting from price volatility in world oil and gas markets. Because of this unstable environment, the Company's compensation policies are not based upon short term, quarterly or even yearly financial results; rather, the policies focus on longer term objectives and achievements, calculated not only to maintain but to expand the Company's asset base through acquiring producing reserves at attractive costs, locating and exploring promising prospects, and implementing projects designed to increase reserves and production on existing properties.

     The philosophy upon which the development and administration of the Company's cash bonus and stock option plans are based is to directly align the interests of executive management and other key employees with those of our shareholders. The major components of this philosophy are:

     1) Creating compensation plans which enable the Company to attract and retain officers and key employees important to the Company's success, and to provide them a compensation package reflecting the Company's performance, measured by success in achieving strategic, operating and financial objectives.

     2) Providing meaningful cash and equity-based incentives for executives, and other key employees, to ensure they are motivated over the short and long term to respond to the Company's challenges and opportunities as owners, rather than simply as employees.

     3) Rewarding executives and key employees for superior performance when shareholders receive an attractive return on their investment over the longer term.

     The Committee's objective is to set executive and other key employee base salaries at approximately the averages of similar companies in the energy sector, based upon industry surveys. These surveys include the registrants used by the Company in its self-constructed peer group. However, while establishing only average base salary levels, the Committee provides incentive through a combination of a cash bonus program, an equity-based stock option program, and a profit sharing retirement plan.

     Under the cash bonus program, executives and other key employees can earn additional compensation up to 50% of their base salary. In determining the size of the bonus, the key factors considered by the Committee, in order of their importance, are: (i) the year-end stock price exceeding a 3-year rolling average of year-end stock prices, (ii) reserve replacement exceeding production by a meaningful measure and (iii) finding costs. Along with these factors, the Committee subjectively considers the degree of success in meeting strategic, operating and financial objectives such as oil and gas production levels, earnings per share, operating cash flow, and developing exploration and development prospects, among other considerations. These latter measures, while not specifically weighted, are all critical to building shareholder value which is the ultimate goal of the Company and its compensation programs.

     The stock option program provides a method of encouraging long term results beneficial to our shareholders since the potential value of each stock option is tied to increased shareholder value. The options are always awarded at present market value, and vest in 1 to 6 years. All stock options have a duration of ten years before expiration. The Company has a policy of not re-pricing stock options.

COMPANY PERFORMANCE AND COMPENSATION

     The Company's operating results in 1995 were very positive, and in the opinion of the Committee represented a turnaround year for the Company. The
Company's performance was reflected in its stock price, ending the year at $5.875 per share, which exceed the three-year average year-end price of $4.58 per share. The Company replaced 1.44 Million BOE, which represented 167% of 1995 production, and increases were recorded in both oil and gas production. Depsite the adverse effects on earnings per share resulting from the adoption of SFAS #121, cash flow from operating activities increased 9% over the prior year. During 1995, management also continued to make progress on the Company's exploration project in Russia. In addition, in early 1995 management negotiated an improved price for the sale of its Rangely crude, and established the Company's credit facility.

     The President and Chief Executive Officer of the Company, Paul M. Dougan, received a base salary of $200,000 during 1995. In setting Mr. Dougan's base salary the Committee considered his contribution in developing and executing the Company's new growth strategy, progress over prior years in the area of reserve replacement, and the high level of energy which he devoted to the Company.
According to the criteria of the cash bonus program, Mr. Dougan earned a bonus equivalent to 40% of his 1995 base salary, which was paid in early 1996. Based upon his 1995 performance, the Committee also determined in early 1996 to grant him 19,500 incentive and 70,000 non-qualified options and SAR's. The Committee further reviewed his compensation based on the type of industry evaluation discussed above, and is of the opinion that his 1995 base compensation was at or below industry averages.

Respectfully submitted,



Equity Oil Company Compensation Committee

Douglas W. Brandrup, Chairman                         Joseph C. Bennett
David W. Allen                                        L.E. Buzarde, Jr.
William D. Forster                                   Mirvin D. Borthick

                 COMPARISON OF CUMULATIVE SHAREHOLDER RETURN(1)


This page is a graphical representation of the performance graph required to be filed with this proxy statement. The graph compares the return of an investment in the Company's Common Stock at December 31, 1990 with a similar investment in the stocks of the Company's selected peer group, or with that of a published industry or line-of-business index, which in this case is the Russell 2000 Small Cap index.

The data points of the graph are as follows:

                         1990(1)    1991      1992      1993     1994      1995

Equity Oil Company        100     89.062    75.327    93.988   91.050   138.045
Peer Group(2)             100     76.596    85.846    88.198   85.790   102.126
Russell 2000 Small Cap    100    143.680   167.180   195.610  189.000   239.010



NOTES

(1) Assumes that the value of the investment in the Company's Common Stock and in each index was $100 on December 31, 1990, and that all dividends were reinvested.

(2) The peer group includes the following independent oil and gas exploration companies: Berry Petroleum, Comstock Resources, Magellan Petroleum Corp., Maynard Oil Co., McFarland Energy Inc., Swift Energy Co., and Wiser Oil Co. The index is weighted to reflect the relative market capitalization of the peer group companies. The peer group presented for 1994 included Patrick Petroleum Co., which has since been acquired.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Information concerning beneficial owners of more than five percent of registrant's voting securities is as follows:
                                               Amount and
                                               Nature of
Title of            Name and Address of        Beneficial               Percent
Class                Beneficial Owner          Ownership                of Class
-----               -------------------        ---------                --------

Common              1J. Lynn Dougan             860,000                    6.9
                    215 South State Street
                    Salt Lake City, UT 84101

                    2Dimensional Fund           769,825                    6.1
                    Advisors, Inc.
                    1299 Ocean Ave., 11th Floor
                    Santa Monica, CA 90401



1 The calculation of beneficial ownership includes 315,000 shares owned by the Galena Group, a limited partnership of which Mr. Dougan is the general partner and has sole voting and investment power. Mr. Dougan is the brother of Paul M. Dougan, President of the Company.

2 According to a Schedule 13-G dated February 7, 1996 by Dimensional Fund Advisors, Inc. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 769,825 shares of Equity Oil Company stock as of December 31, 1995, all of which shares are held in portfolios of DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                                    AUDITORS

         The Company's financial statements for the year ended December 31, 1995 were examined by the independent certified public accounting firm of Coopers & Lybrand L.L.P. The Board of Directors has again selected their firm to serve as the auditors for the Company for 1996. A representative of Coopers & Lybrand L.L.P. is expected to be present at the stockholders' meeting to make any statement they may desire or respond to such questions as may be appropriate.

                         DATE FOR STOCKHOLDER PROPOSALS
                          FOR THE 1997 ANNUAL MEETING

     If stockholders desire to submit proposals to be presented at the Company's 1997 Annual Meeting, the same should be sent to Equity Oil Company at its principal executive office: P.O. Box 959, Salt Lake City, Utah 84110-0959, no later than December 1, 1996; otherwise, the proposal or proposals shall not be included in the Company's proxy statement or form of proxy for the 1997 Annual Meeting.

                             ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF A BENEFICIAL OWNER OF ITS SECURITIES, ISSUER WILL SEND WITHOUT CHARGE A COPY OF ISSUER'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ISSUER'S MOST RECENT FISCAL YEAR, INCLUDING APPLICABLE FINANCIAL STATEMENTS AND SCHEDULES. WRITTEN REQUESTS SHOULD BE DIRECTED TO CLAY NEWTON, SECRETARY, EQUITY OIL COMPANY, P.O. BOX 959, SALT LAKE CITY, UTAH 84110-0959.

                            DISCRETIONARY AUTHORITY

     The Board of Directors is not aware of any matter which may properly be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies' discretionary authority to vote the same in respect of any such other matter in accordance with their best judgement in the interest of the Company.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    CLAY NEWTON, Secretary

                                  EXHIBIT "A"

                                 FORM OF PROXY

                          ----------------------------

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               EQUITY OIL COMPANY

     The undersigned, revoking all prior proxies, hereby appoints Paul M. Dougan, President, and Clay Newton, Secretary, and any one or both of them with full power of substitution, as proxy or proxies of the undersigned, to vote all shares of common stock of EQUITY OIL COMPANY of the undersigned as if the undersigned were personally present and voting at the Company's Annual Meeting, May 8, 1996, and at all adjournments thereof.


     1. To elect the following nominees as directors to hold office for three years and until the Annual Meeting of Stockholders in 1999 or until their successors are duly elected and qualified.

     NOMINEES: L.E. Buzarde, Jr., P.J. "Jack" Bernhisel

     NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRICKEN. IN THE EVENT ANY NOMINEE SHOULD BE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, IT IS INTENDED THAT THIS PROXY SHALL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE SELECTED BY THE BOARD OF DIRECTORS.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Please sign below exactly as name appears. When shares are held by joint tenants, both should sigh. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.